EXHIBIT 99.1

Woodward Reports Second Quarter Fiscal Year 2020 Results

FORT COLLINS, Colo., May 04, 2020 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its second quarter of fiscal year 2020 ended March 31, 2020. (All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same periods of the prior year unless otherwise stated.)

Second Quarter Highlights

  Net sales were $720 million, compared to $759 million, a decrease of 5 percent
  Net earnings were $91 million, compared to $78 million
  Adjusted net earnings1 were $104 million, compared to $90 million
  Earnings per share increased to $1.41, up from $1.20
  Adjusted earnings per share1 were $1.61, up from $1.40
  For the first six months of fiscal 2020, cash from operations was $52 million; free cash flow1 was $23 million, adjusted free cash flow1 was $55 million

“While our second quarter performance was largely in line with our expectations, we started to see degradation during the quarter due to the COVID-19 global pandemic. As a result, we have already taken significant actions to protect the health and safety of our global employee base, preserve our financial strength and flexibility, strictly manage our cash flow, and maintain our longer-term growth position within the Aerospace and Industrial markets,” said Thomas A. Gendron, Chairman and Chief Executive Officer of Woodward. “As we look at our 150-year history, Woodward has withstood the test of time and weathered numerous economic cycles. Our management team is well-equipped to further that legacy by navigating our business through these unprecedented times of uncertainty. As in past downturns, we remain committed to investing in technology and driving operational excellence initiatives through these challenging times.”

COVID-19 Impacts

Woodward has taken the following actions to address the economic challenges resulting from the coronavirus (COVID-19) pandemic:

  Workforce management through a combination of hiring freeze, layoffs and furloughs
  Reduction of company officers’ salaries and directors’ base retainers through 2020 (25% reduction for CEO and independent directors; 10% for all non-CEO officers)
  Implementation of a company-wide wage freeze
  Elimination of annual bonus payments for 2020
  Reduction of quarterly dividend
  Reduction of non-essential costs
  Increased focus on reducing working capital
  Limiting capital expenditures to business-critical items

Second Quarter Company Results

Net sales were $720 million for the second quarter of fiscal 2020, compared to $759 million for the prior year quarter. Net earnings were $91 million, or $1.41 per share, compared to $78 million, or $1.20 per share, for the prior year quarter.

Adjusted net earnings were $104 million, or $1.61 per share, compared to $90 million, or $1.40 per share, for the prior year quarter. Earnings for the quarter benefited from our decision to eliminate annual bonus payments for 2020, which resulted in the reversal this quarter of the annual bonus expense recorded in the first quarter of 2020.

The effective tax rate for the second quarter of 2020 was 14.8 percent, compared to 14.0 percent in the prior year. The adjusted effective tax rate1 was 16.2 percent for the quarter, compared to 16.7 percent for the second quarter of 2019.

Segment Results

Aerospace
Aerospace segment net sales for the second quarter of fiscal 2020 were $474 million, compared to $483 million for the second quarter a year ago, a 2 percent decrease.

The decline in Aerospace segment sales in the second quarter was driven primarily by the Boeing 737 MAX production halt and related lower initial provisioning. Defense continued to perform well in both OEM and aftermarket due to strong demand for Woodward programs.

Segment earnings for the second quarter of 2020 were $118 million, compared to $102 million for the same quarter last year. Segment earnings as a percent of segment net sales were 24.8 percent for the second quarter of 2020, compared to 21.1 percent in the same quarter of the prior year. Segment earnings benefited from the elimination of the annual bonus for 2020, which was partially offset by the lower sales volume.

Industrial
Industrial segment net sales for the second quarter of fiscal 2020 were $246 million, compared to $276 million for the second quarter a year ago, an 11 percent decrease.

Industrial segment net sales for the second quarter of 2020 declined as a result of continued weakness in oil and gas markets and the impact of COVID-19 on China natural gas trucks, which was partially offset by improvements in gas turbines and renewable power compared to the prior year quarter.

Industrial segment earnings for the second quarter of 2020 were $26 million, or 10.6 percent of segment net sales, compared to $27 million, or 9.8 percent of segment net sales, for the second quarter of the prior year. Adjusted Industrial segment earnings1 for the second quarter of 2020 were also $26 million, or 10.6 percent of segment net sales, compared to $36 million, or 13.1 percent of segment net sales, for the second quarter of 2019. The decrease in adjusted Industrial segment earnings was primarily due to the lower sales volume, partially offset by the elimination of the annual bonus for 2020.

On April 30, 2020, we closed on the previously announced divestiture of our renewable power systems and related businesses.

Nonsegment
Nonsegment expenses totaled $28 million for the second quarter of fiscal 2020, compared to $27 million for the same period of the prior year. Adjusted nonsegment expenses1 for the second quarter of 2020 were $11 million, compared to $18 million for the same quarter last year. Adjusted nonsegment expenses for the second quarter of 2020 exclude transaction costs related to the now terminated merger agreement with Hexcel Corporation, and adjusted nonsegment expenses for the second quarter of 2019 exclude Duarte move related costs. Reported and adjusted nonsegment expenses benefited from the elimination of the annual bonus for 2020.

Year-to-Date Results

Net sales for the first half of 2020 were $1.44 billion, compared to $1.41 billion for the same period last year.  Net earnings for the first half of 2020 were $145 million, or $2.24 per share, compared to $127 million, or $1.97 per share, for the same period of last year.

Adjusted net earnings for the first half of 2020 were $175 million, or $2.71 per share, compared to adjusted net earnings of $152 million, or $2.36 per share, for the same period last year.

The effective tax rate for the first half of 2020 was 14.3 percent, compared to 16.5 percent for the same period of the prior year. The adjusted effective tax rate for the first half of 2020 was 16.6 percent, compared to an adjusted effective tax rate of 18.5 percent for the same period last year.

Aerospace segment net sales for the first half of 2020 were $948 million, an increase of 8 percent, compared to $876 million for the same period last year. Aerospace segment earnings as a percent of segment net sales for the first half of 2020 was 22.2 percent, compared to 19.9 percent for the same period last year.

Industrial segment net sales for the first half of 2020 were $492 million, compared to $536 million for the same period last year, a decrease of 8 percent. Industrial segment earnings and adjusted Industrial segment earnings for the first half of 2020 were $54 million, or 11.0 percent of segment net sales, compared to Industrial segment earnings of $56 million, or 10.5 percent of segment net sales, for the same period last year. Adjusted Industrial segment earnings for the first half of 2019 were $75 million, or 14.0 percent of segment net sales.

Nonsegment expenses totaled $79 million for the first half of 2020, compared to $56 million a year ago. Adjusted nonsegment expenses were $38 million for the first half of 2020, compared to adjusted nonsegment expenses of $40 million for the first half of the prior year.

Cash Flow and Financial Position

Net cash provided by operating activities for the first half of fiscal 2020 was $52 million, compared to $141 million for the same period of the prior year. Payments for property, plant, and equipment for the first half of 2020 were $29 million, compared to $54 million in the same period of 2019. Free cash flow for the first half of 2020 was $23 million, compared to free cash flow of $87 million for the first half of 2019. Adjusted free cash flow was $55 million for the first half of 2020. The decrease in adjusted free cash flow for the first half of 2020, compared to free cash flow in the first half of 2019, was primarily related to higher working capital in the first half of 2020.

Total debt was $1.07 billion at March 31, 2020, compared to $1.08 billion at September 30, 2019. Debt-to-EBITDA1 leverage at March 31, 2020 was 1.9 times EBITDA, compared to 2.0 times EBITDA at December 31, 2019.

Fiscal Year 2020 Outlook

Due to the significant global uncertainty, Woodward has withdrawn full-year 2020 guidance as communicated on April 6, 2020.

Mr. Gendron concluded, “The unpredictable economic impacts related to the COVID-19 crisis on Woodward, as well as on our customers and suppliers, has made accurate forecasting extremely difficult. Woodward has a strong balance sheet and substantial available liquidity, primarily through cash on hand and existing revolver capacity, to weather these unprecedented conditions. Our focus will continue to be on cash flow as we manage through this challenging operating environment. We currently anticipate positive free cash flow in the second half of fiscal 2020 and throughout this downturn. In addition, as we have done in the past, we are strategically prioritizing our investments and intend to emerge stronger as a result.”

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. EDT, May 4, 2020, to provide an overview of the financial performance for the first half of fiscal year 2020, business highlights, and outlook for fiscal 2020. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com.

You may also listen to the call by dialing 1-877-231-2582 (domestic) or 1-478-219-0714 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 3655204. An audio replay will be available by telephone from 7:30 p.m. EDT on May 4, 2020 until 11:59 p.m. EDT on May 18, 2020. The telephone number to access the replay is 1-855-859-2056 (domestic) or 1-404-537-3406 (international), reference access code 3655204.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations.” The call and presentation will remain accessible at the website for 14 days.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets. The company’s innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.2

Cautionary Statement
Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding our position within our markets and ability to compete effectively, including statements about the effect of the Boeing 737 MAX grounding, COVID-19 pandemic on our business and our customers and suppliers, expectations related to the performance of our segments and specific markets within those segments, our strategies and investments, the sale of our Duarte real estate, the sale of our renewable power systems portfolio, and our outlook and plans regarding our net sales, expenses, including capital expenditures, cash flows and working capital, and the factors that may affect that outlook, including COVID-19 and volatility in economy and financial markets. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, the COVID-19 pandemic and related volatility in financial, commodities (including oil and gas) and other markets and industries (including the aviation industry), a decline in our customers’ business, or our business with, or financial distress of, Woodward’s significant customers; global economic uncertainty and instability in the financial markets; Woodward’s ability to manage product liability claims, product recalls or other liabilities associated with the products and services that Woodward provides; Woodward’s ability to obtain financing, on acceptable terms or at all, to implement its business plans, complete acquisitions, or otherwise take advantage of business opportunities or respond to business pressures; Woodward’s long sales cycle, customer evaluation process, and implementation period of some of its products and services; Woodward’s ability to implement and realize the intended effects of any restructuring and alignment efforts; Woodward’s ability to successfully manage competitive factors, including prices, promotional incentives, competitor product development, industry consolidation, and commodity and other input cost increases; Woodward’s ability to manage expenses and product mix while responding to sales increases or decreases; the ability of Woodward’s subcontractors to perform contractual obligations and its suppliers to provide Woodward with materials of sufficient quality or quantity required to meet Woodward’s production needs at favorable prices or at all; Woodward’s ability to monitor its technological expertise and the success of, and/or costs associated with, its product development activities; consolidation in the aerospace market and our participation in a strategic joint venture with General Electric Company may make it more difficult to secure long-term sales in certain aerospace markets; Woodward’s debt obligations, debt service requirements, and ability to operate its business, pursue its business strategies and incur additional debt in light of covenants contained in its outstanding debt agreements; Woodward’s ability to manage additional tax expense and exposures; risks related to Woodward’s U.S. Government contracting activities, including liabilities resulting from legal and regulatory proceedings, inquiries, or investigations related to such activities; the potential of a significant reduction in defense sales due to decreases in the amount of U.S. Federal defense spending or other specific budget cuts impacting defense programs in which Woodward participates; changes in government spending patterns, priorities, subsidy programs and/or regulatory requirements; future impairment charges resulting from changes in the estimates of fair value of reporting units or of long-lived assets; future results of Woodward’s subsidiaries; environmental liabilities related to manufacturing activities and/or real estate acquisitions; Woodward’s continued access to a stable workforce and favorable labor relations with its employees; physical and other risks related to Woodward’s operations and suppliers, including natural disasters and COVID-19 related impacts, which could disrupt production; Woodward’s ability to successfully manage regulatory, tax, and legal matters; changes in accounting standards that could adversely impact our profitability or financial position; risks related to Woodward’s common stock, including changes in prices and trading volumes; impacts of tariff regulations; risks from operating internationally, including the impact on reported earnings from fluctuations in foreign currency exchange rates, and compliance with and changes in the legal and regulatory environments of the United States and the countries in which Woodward operates; fair value of defined benefit plan assets and assumptions used in determining Woodward’s retirement pension and other postretirement benefit obligations and related expenses; industry risks, including increases in natural gas prices, unforeseen events that may reduce commercial aviation, such as diseases, epidemics, pandemics and natural disasters, and increasing emissions standards; any adverse effects on Woodward’s operations due to information systems interruptions or intrusions; certain provisions of Woodward’s charter documents and Delaware law that could discourage or prevent others from acquiring the company; and other risk factors described in Woodward's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we expect to file shortly, and its Annual Report on Form 10-K for the year ended September 30, 2019, and other risks described in Woodward’s filings with the Securities and Exchange Commission.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands except per share amounts)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019

Net sales		$720,220	$758,844	$1,440,575	$1,411,655
Costs and expenses:
Cost of goods sold		517,514	566,841	1,052,431	1,059,015
Selling, general, and administrative expenses		57,629	54,857	119,674	106,784
Research and development costs		34,661	43,831	71,507	82,698
Impairment of assets held for sale		-	-	37,902	-
Interest expense		8,756	11,480	17,765	23,358
Interest income		(476)	(294)	(963)	(665)
Other (income) expense, net		(5,063)	(8,039)	(26,488)	(11,218)
Total costs and expenses		613,021	668,676	1,271,828	1,259,972
Earnings before income taxes		107,199	90,168	168,747	151,683
Income taxes		15,881	12,589	24,056	24,984
Net earnings		$91,318	$77,579	$144,691	$126,699

Earnings per share amounts:
Basic earnings per share		$1.47	$1.25	$2.33	$2.04
Diluted earnings per share		$1.41	$1.20	$2.24	$1.97
Weighted average common shares outstanding:
Basic		62,266	62,175	62,128	61,995
Diluted		64,564	64,564	64,622	64,307

Cash dividends per share paid to Woodward common stockholders		$0.2800	$0.1625	$0.4425	$0.3050

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

		March 31,	September 30,
		2020	2019
Assets
Current assets:
Cash and cash equivalents		$102,849	$99,073
Accounts receivable		601,224	591,529
Inventories		530,906	516,836
Income taxes receivable		37,406	8,099
Other current assets		67,421	55,691
Total current assets		1,339,806	1,271,228
Property, plant, and equipment, net		1,019,078	1,058,775
Goodwill		792,024	797,853
Intangible assets, net		596,190	611,992
Deferred income tax assets		17,905	18,161
Other assets		295,273	198,517
Total assets		$4,060,276	$3,956,526

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings		$100,000	$220,000
Current portion of long-term debt		101,643	-
Accounts payable		218,721	240,460
Income taxes payable		19,911	18,849
Accrued liabilities		154,559	228,127
Total current liabilities		594,834	707,436
Long-term debt, less current portion		869,223	864,899
Deferred income tax liabilities		153,904	151,362
Other liabilities		534,621	506,088
Total liabilities		2,152,582	2,229,785
Stockholders’ equity		1,907,694	1,726,741
Total liabilities and stockholders’ equity		$4,060,276	$3,956,526

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

		Six-Months Ended
		March 31,
		2020	2019

Net cash provided by operating activities		$52,179	$140,954

Cash flows from investing activities:
Payments for property, plant, and equipment		(29,361)	(54,341)
Net proceeds from sale of assets		18,831	271
Proceeds from sales of short-term investments		12,684	10,259
Payments for purchases of short-term investments		(23)	(970)
Net cash provided by (used in) investing activities		2,131	(44,781)

Cash flows from financing activities:
Cash dividends paid		(27,526)	(18,914)
Proceeds from sales of treasury stock		12,726	24,150
Payments for repurchases of common stock		(13,346)	(39,049)
Borrowings on revolving lines of credit and short-term borrowings		788,306	865,617
Payments on revolving lines of credit and short-term borrowings		(807,869)	(844,262)
Payments of long-term debt and capital lease obligations		(754)	(100,265)
Net cash used in financing activities		(48,463)	(112,723)
Effect of exchange rate changes on cash and cash equivalents		(2,071)	(1,741)
Net change in cash and cash equivalents		3,776	(18,291)
Cash and cash equivalents at beginning of year		99,073	83,594
Cash and cash equivalents at end of period		$102,849	$65,303

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND EARNINGS
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019
Net sales:
Aerospace		$474,236	$482,954	$948,161	$875,841
Industrial		245,984	275,890	492,414	535,814
Total consolidated net sales		$720,220	$758,844	$1,440,575	$1,411,655
Segment earnings*:
Aerospace		$117,638	$101,722	$210,549	$174,576
As a percent of segment net sales		24.8%	21.1%	22.2%	19.9%
Industrial		25,972	27,128	54,202	56,297
As a percent of segment net sales		10.6%	9.8%	11.0%	10.5%
Total segment earnings		143,610	128,850	264,751	230,873
Nonsegment expenses		(28,131)	(27,496)	(79,202)	(56,497)
EBIT		115,479	101,354	185,549	174,376
Interest expense, net		(8,280)	(11,186)	(16,802)	(22,693)
Consolidated earnings before income taxes		$107,199	$90,168	$168,747	$151,683

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment		$12,129	$22,995	$29,361	$54,341
Depreciation expense		$23,177	$20,164	$45,723	$41,333

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES [1]
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019
Nonsegment expenses (U.S. GAAP)		$28,131	$27,496	$79,202	$56,497
Gain on sale of Duarte property		-	-	13,522	-
Impairment of assets held for sale		-	-	(37,902)	-
Duarte move related costs		-	(9,161)	-	(16,124)
Merger and divestiture transaction costs		(16,922)	-	(16,922)	-
Adjusted nonsegment expenses (Non-U.S. GAAP)		$11,209	$18,335	$37,900	$40,373

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT EARNINGS TO ADJUSTED INDUSTRIAL SEGMENT EARNINGS [1]
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019
Industrial segment earnings (U.S. GAAP)		$25,972	$27,128	$54,202	$56,297
Purchase accounting impacts*		-	8,985	-	18,496
Adjusted Industrial segment earnings (Non-U.S. GAAP)		$25,972	$36,113	$54,202	$74,793

* Represents the purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT [1] AND ADJUSTED EBIT [1]
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019
Net earnings (U.S. GAAP)		$91,318	$77,579	$144,691	$126,699
Income taxes		15,881	12,589	24,056	24,984
Interest expense		8,756	11,480	17,765	23,358
Interest income		(476)	(294)	(963)	(665)
EBIT (Non-U.S. GAAP)		115,479	101,354	185,549	174,376
Non-U.S. GAAP adjustments*		16,922	18,146	41,302	34,620
Adjusted EBIT (Non-U.S. GAAP)		$132,401	$119,500	$226,851	$208,996

* Includes, as applicable, (i) Merger and divestiture transaction costs (ii) the gain on sale of the Duarte property, (iii) the impairment of assets held for sale, (iv) Duarte move related costs, and (v) purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA [1] AND ADJUSTED EBITDA [1]
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019
Net earnings (U.S. GAAP)		$91,318	$77,579	$144,691	$126,699
Income taxes		15,881	12,589	24,056	24,984
Interest expense		8,756	11,480	17,765	23,358
Interest income		(476)	(294)	(963)	(665)
Amortization of intangible assets		9,848	16,693	19,753	34,165
Depreciation expense		23,177	20,164	45,723	41,333
EBITDA (Non-U.S. GAAP)		148,504	138,211	251,025	249,874
Non-U.S. GAAP adjustments*		16,922	9,161	41,302	16,124
Adjusted EBITDA (Non-U.S. GAAP)		$165,426	$147,372	$292,327	$265,998

* Includes, as applicable, (i) Merger and divestiture transaction costs (ii) the gain on sale of the Duarte property, (iii) the impairment of assets held for sale, and (iv) Duarte move related costs.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Three-Months Ended			Three-Months Ended
	March 31, 2020			March 31, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$107,199	$91,318	$1.41	$90,168	$77,579	$1.20
Non-U.S. GAAP adjustments:
Duarte move related costs	-	-	-	9,161	6,829	0.11
Purchase accounting impacts[1]	-	-	-	8,985	5,849	0.09
Merger and divestiture transaction costs[2]	16,922	12,734	0.20	-	-	-
Total non-U.S. GAAP adjustments	16,922	12,734	0.20	18,146	12,678	0.20
Adjusted earnings (Non-U.S. GAAP)	$124,121	$104,052	$1.61	$108,314	$90,257	$1.40

(1) Represents the purchase accounting impacts related to the amortization of the Woodward L’Orange backlog intangible.
(2) Merger and divestiture transaction costs include, as applicable, (i) merger-related transactions costs associated with the now-terminated merger with Hexcel and (ii) divestiture-related transaction costs associated with the renewable power systems portfolio.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Six-Months Ended			Six-Months Ended
	March 31, 2020			March 31, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$168,747	$144,691	$2.24	$151,683	$126,699	$1.97
Non-U.S. GAAP adjustments:
Gain on sale of Duarte property	(13,522)	(10,175)	(0.16)	-	-	-
Impairment of long-lived assets held for sale	37,902	28,016	0.43	-	-	-
Duarte move related costs	-	-	-	16,124	12,123	0.19
Purchase accounting impacts[1]	-	-	-	18,496	13,081	0.20
Merger and divestiture transaction costs[2]	16,922	12,734	0.20	-	-	-
Total non-U.S. GAAP adjustments	41,302	30,575	0.47	34,620	25,204	0.39
Adjusted earnings (Non-U.S. GAAP)	$210,049	$175,266	$2.71	$186,303	$151,903	$2.36

(1) Represents the purchase accounting impacts related to the amortization of the Woodward L’Orange backlog intangible.
(2) Merger and divestiture transaction costs include, as applicable, (i) merger-related transactions costs associated with the now-terminated merger with Hexcel and (ii) divestiture-related transaction costs associated with the renewable power systems portfolio.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)

		Three-Months Ended		Six-Months Ended
		March 31,		March 31,
		2020	2019	2020	2019

Net cash provided by operating activities (U.S. GAAP)		$24,734	$56,242	$52,179	$140,954
Payments for property, plant, and equipment		(12,129)	(22,995)	(29,361)	(54,341)
Free cash flow (Non-U.S. GAAP)		12,605	33,247	22,818	86,613
Cash proceeds from the sale of the Duarte facility		-	-	18,767	-
Cash paid for merger and divestiture transaction costs		13,074	-	13,074	-
Adjusted free cash flow (Non-U.S. GAAP)		$25,679	$33,247	$54,659	$86,613

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted Industrial segment earnings, adjusted EBIT and EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) the gain on sale of assets associated with the sale of the Company’s Duarte real estate, (ii) the charge from the impairment of assets held for sale associated with the Company’s decision to divest its renewable power systems portfolio, (iii) Duarte move related costs, (iv) the purchase accounting impacts related to the amortization of the backlog intangible acquired in connection with the acquisition of Woodward L’Orange on June 1, 2018 (the “L’Orange Acquisition”), (v) the transition impacts of the change in U.S. federal tax legislation in December 2017, (vi) costs associated with the previously proposed merger with Hexcel Corporation, which merger agreement was terminated on April 5, 2020, and (vii) transaction costs associated with the completed divestiture of our renewable power systems portfolio. Woodward believes that these items are short-term costs or are otherwise not related to the ongoing operations of the business and therefore, uses them to illustrate more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) plus the cash proceeds from the sale of real property at our former Duarte operations and cash payments added back for merger and divestiture transaction costs. Management believes the inclusion of these proceeds in free cash flow better portrays the net cash impact of relocating the Duarte, CA operations to the Drake Campus in Fort Collins, CO and excludes the unusual or infrequent cash payments for merger and divestiture transaction costs not indicative of Woodward’s operating performance for the period.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted cash flow from operating activities, free cash flow, adjusted free cash flow, adjusted net earnings, adjusted Industrial segment net earnings, adjusted net earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT and EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT and EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, Twitter: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its Twitter handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

CONTACT:
Don Guzzardo
Vice President, Investor Relations and Treasurer
970-498-3580
Don.Guzzardo@woodward.com